                                                                   EXHIBIT 10.27


                            GE Capital (NZ) Limited


                                Lease Agreement



                               Table of Contents


Page Number         Agreement
-----------         ---------

1-3                 Memorandum of Initial Disclosure

4-20                Master Lease Agreement Number NZ0824

21-24               Guarantee

25                  Supplement

26                  Repayment Schedule of Supplement

27                  Certificate of Acceptance

                      ADDENDUM TO THE INITIAL SUPPLEMENT
                    MEMORANDUM OF INITIAL DISCLOSURE UNDER
                          CREDITS CONTRACTS ACT 1981

1.   Name and address of                  GE Capital (NZ) Limited
     Creditor:                            Level 2
                                          11 Akepiro Street, Mt Eden,
                                          Auckland, New Zealand
2.   Amount of Credit
     Cash price                                Amount           GST
     ----------                                ------           ---
     Charges (not comprised in the             $63,568.89    $7,946.11
     total cost of credit)
     (a)  Freight                                    $ --
     (b)  Installation                               $ --
     (c)  Statutory Fees                             $ --
     (d)  Insurance                                  $ --
     (e)  Other Charges                              $ --
          (specify)                            ----------    ---------
          Sub-totals                           $63,568.89    $7,946.11
          Plus GST                             $ 7,946.11
                                               ----------
     Cash price                                $71,515.00
                                               ==========
     Less
     ----
     Deposit/Trade In                                $ --
                                               ----------
     Amount Financed
     (Amount of Credit)                        $71,515.00
                                               ==========
3.   Total cost of Credit:
     (a)  Finance Charge
          for [36] months                      $14,386.83
     (b)  Transaction Fees                           $ --
     (c)  Other charges
          (specify)                                  $ --
                                               ----------
          Total Finance Charges
          (Total Cost of Credit                $14,386.83
                                               ==========
4.   Finance Rate:
     (which has been rounded to                     12.43%
     nearest 1/4%)
5.   Payments Required:
     (a)  Amount of each payment:         Thirty Six (36) payments of
                                          $2,003.00 (including GST of
                                          $220.73).
     (b)  The number and frequency        36 installments payable
          of payments:                    monthly in advance.

     (c)  The dates when the                   ___ day of every month
          payments are to be made          commencing from _________
          [or a statement that             1995.
          enables the debtor to
          determine those dates]:

     (d)  The places where payments       Citibank NA NZ branch in
          were to be made.                the account held by GE
                                          Capital (NZ) Limited.
6.   Other terms of the contract.

     All terms of the contract not disclosed in items 1 to 5 inclusive above are contained in Master Lease Agreement No. NZ0824 dated ______________ 1995,
                                             ------                         -
     the Deed of Guarantee and in Supplement No. NZ0824S1, copies of which are
                                                 --------
     annexed to this Disclosure Memorandum.

7.   Cash price of Equipment: $71,515.00(including GST)

8.   Statement of Rights:

     The Credit Contracts Act 1981 gives you a right for a short time after the terms of this contact have been disclosed to you.

     (a) To cancel the contract (but you cannot do this if you have taken possession of the goods, or if you bought them at an auction); or

     (b)  To cancel the credit and pay the cash price for the goods.

HOW TO CANCEL

If you want to cancel this contract, or cancel the credit and pay only the cash price for the goods, you must give written notice to the person who sold or leased you the goods that you want to cancel. If you intend to keep the goods and just repay the credit you must pay the cash price to the person who sold or leased you the goods within 15 working days after the day you give notice.

Saturdays, Sundays, and national public holidays are not counted as working days.

TIME LIMITS FOR CANCELLATION

If the disclosure documents are handed to you directly you must give notice that you intend to cancel within three working days after you receive the documents.

If the documents are mailed to you, you must give the notice within seven working days after they were posted.

WHAT YOU MAY HAVE TO PAY IF YOU CANCEL

If you cancel the contract the person who sold or leased you the goods can charge you:

(a) The amount of any legal fees or other expenses that he has had to pay (such as surveys, credit reports, etc);

(b) Charges for any incidental services he has provided (such as inspections, alterations, etc).

If you only cancel the credit and decide to pay the cash price for the goods, you can be charged, in addition (a) and (b) above:

     (c) Interest for the period from the day you receive the goods until the day you pay the cash price.

     IF THERE IS A DISPUTE REGARDING YOUR RIGHTS UNDER THE CREDIT CONTRACTS ACT 1981, OR IF YOU THINK THAT THE SELLER/LESSOR IS BEING UNREASONABLE IN ANY WAY, YOU SHOULD SEE A SOLICITOR IMMEDIATELY.

9.   Acknowledgement.

     The Customer acknowledges:

     (a) it has received and holds a copy of the Master Lease Agreement No. NZ0824, referred to in item 6 above;
          ------

     (b)  it has received a copy of Supplement No. NZ0824S1 referred to in item
                                                   --------
          6 above; and

     (c)  it received a copy of the Deed of Guarantee; and

     (d) it received a copy of this Disclosure Memorandum on the date set out below.

DATED                                    1995

THE COMMON SEAL of                       )
Total Energy Systems (N.Z.) Limited      )
was fixed by authority of the            )
Board of Directors on the  ___ day of    )
____________ 1995 in the presence of:    )


                                            /s/ K. J. Harman
________________________________            ---------------------------
Director/Secretary                          Director

                            GE Capital (NZ) Limited



                            Master Lease Agreement



NOTES:    1.   This Master Lease Agreement can only be used:

          (a)  If the Customer is:

               (i) a company which has a paid up capital of at least NZ$1,000,000 or is a member of a group of Companies in which one member of the group has a paid up capital of at least NZ$1,000,000; or

               (ii) the Government, a Government agency or a local authority; or

          (b) Where the equipment to be leased and/or licensed has a cash price of more than NZ$250,000.

               (Ref. Credit Contracts Act 1981 (NZ))

          2.   This Lease will be a specified lease for the purposes of the
                                    ---------
               Income Tax Act 1976 (NZ).

                                                        Agreement Number: NZ0824

THIS AGREEMENT is made on                                        1995

BETWEEN:

1) GE CAPITAL (NZ) LIMITED a company incorporated in New Zealand and having its registered office at Level 2, 11 Akepiro Street, Mt Eden, Auckland, New Zealand of the one part ("GE Capital"); and

2) THE PARTY OR PARTIES name and described in the Schedule hereto, of the other part ("Customer").

PART 1: PRELIMINARY

1.1  Definitions

     In this Agreement, unless the context otherwise requires:

     "ACCEPTANCE DATE" means in relation to any Equipment, the date that the Supplement for that Equipment is accepted by GE Capital;

     "CUSTOMER" means the party or parties described in the Schedule to this Agreement as the Customer (and where more than one, each and all of them) and, in the case of an individual, his executors and administrators and, in the case of a company, its successors;

     "DISCOUNT RATE" means the rate per centum per annum. equal to the gross internal rate of return applied by GE Capital in calculating the Periodic Payments payable for the lease and/or licence of any Equipment less four per centum (4%) per annum;

     "EQUIPMENT" means the equipment specified in all Supplements hereto and any part thereof leased or licenced under this Agreement.

     "EXPIRY DATE" means in relation to any Equipment, the last day of the Payment Period of the Supplement in which that Equipment is specified or such other later date as GE Capital agrees to in writing;

     "GE CAPITAL" means GE Capital (NZ) Limited and its successors and assigns.

     "GST" means goods and services tax imposed pursuant to the Goods and Services Tax Act 1985 or any tax imposed in substitution therefor;

     "INSTALLATION SITE" means the location/installation site of any Equipment as specified by the Customer in a Supplement;

     "OFFICER" means a duly authorised representative of GE Capital;

     "PAYMENT PERIOD" means the period during which the Customer shall make Periodic Payments as set out in Clause 2.4 hereof;

     "PERIODIC PAYMENT" means the payments referred to in a Supplement;

     "RESIDUAL VALUE" means, in relation to any Equipment specified in a Supplement, the amount specified as the residual value of that Equipment;

     "SUPPLEMENT" means a supplement to this Agreement which refers to this Agreement and which has been signed by the Customer and accepted by GE Capital;

1.2  FORMATION OF AGREEMENT

     This Agreement and any Supplement shall not bind GE Capital unless and until it has been accepted and signed on behalf of GE Capital by an Officer of GE Capital. The signing of this Agreement and of any Supplement on behalf of GE Capital shall of itself and without notice thereof to the Customer constitute an acceptance creating a contract between GE Capital and the Customer. GE Capital shall return to the Customer in the case of this Agreement, an acknowledgement of this Agreement and in the case of any Supplement, an acknowledgement copy of such Supplement signed by an Officer of GE Capital.

1.3  TERM OF AGREEMENT

     This Agreement shall be effective and bind the Customer from the date on which it is signed on behalf of GE Capital and shall continue, unless sooner terminated in accordance with this Agreement, in full force and effect until all the Customer's obligations hereunder and under any Supplement are fulfilled.

1.4  SUPPLEMENTS

     This Agreement shall be read in conjunction with any Supplement, which shall be construed as an integral part of this Agreement. The Customer agrees that a Supplement shall be effective and bind the Customer from the date on which it is accepted by GE Capital and that the Customer shall be obliged to take delivery of ind take on lease and/or take on licence the Equipment specified in the Supplement and observe and perform its obligations contained herein with respect to that Equipment as from the date of such acceptance including, without limiting the generality of the foregoing, its obligation to insure the Equipment from the date the Equipment is delivered to the Customer.

1.5  NON-REPLACEMENT OR ADDITION OF EQUIPMENT

     The Equipment specified in a Supplement shall not be replaced by any other goods and no other goods shall be added to the Equipment so specified whether the goods are of a class the same as or of a class different to the said Equipment leased in that Supplement.

PART II: DELIVERY AND METHOD OF PAYMENT

2.1  LEASE

     In accordance with the terms and conditions of this Agreement, GE Capital agrees, at the Customer's request from time to time, to acquire Equipment as specified in a Supplement and to lease that Equipment to the Customer.

2.2  COMMENCEMENT OF LEASE

     The lease of any Equipment specified in a Supplement shall commence immediately on the date of the delivery of those goods to the Customer and shall continue until the last day of the Payment Period of that Supplement.

2.3  DELIVERY

     (a) The Customer shall arrange for delivery of the Equipment specified in a Supplement to the Customer's installation Site and ensure that that Equipment is installed (where required) and made ready for operation in accordance with the manufacturer's specifications (where required), all at no cost to GE Capital.

     (b) The Customer agrees that GE Capital shall have no responsibility to the Customer for or arising out of any delay in delivery of any Equipment The Customer and not GE Capital shall bear the risk of damage to the Equipment incurred in the course of delivery.

     (c) GE Capital does not at any time make any representation or warranty that the premises in which or where the Equipment is to be located/installed are in a condition suitable for the delivery, installation or operation of the Equipment.

2.4  PERIODIC PAYMENTS

     (a) A Supplement shall specify a payment period (hereinafter called the "Payment Period") which shall commence on the first day of the month following the last Acceptance Date to occur with respect to the Equipment specified in that Supplement and shall continue for the number of complete calendar months specified in that Supplement.

     (b) The Customer shall pay to GE Capital the Periodic Payments specified in a Supplement in advance as follows:

          (i) the first Periodic Payment shall be paid on the first day of the Payment Period; and

          (ii) the remaining Periodic Payments shall be paid on the first day of each and every month (or such other periodic period as may be specified in that Supplement) during the Payment Period of that Supplement.

     (c) The Periodic Payments specified in a Supplement shall be paid in New Zealand dollars to GE Capital at its address specified above or at such other place as GE Capital may direct. Until GE Capital directs otherwise in writing, all Periodic Payments shall be by direct debit on the Customers bank account and the Customer will upon request by GE Capital sign all necessary authorities and other documents to permit payment by direct debit .

     (d) The Periodic Payments payable in respect of Equipment supplied under Supplements from time to time shall be calculated by reference to GE Capital's costs of funds current at the time of acceptance by GE Capital of such Supplements.

     (e) The Customer shall pay any other moneys payable under this Agreement directly to GE Capital.

2.5  OVERDUE MONEYS

     If any Periodic Payment or other moneys payable hereunder remain unpaid for more than fourteen (14) days after the due date for payment thereof, the Customer shall pay interest on those moneys calculated on a daily basis at the rate of twenty per cent (20%) per annum from and after such due date until payment of such moneys in full to GE Capital. The Customer acknowledges that such interest is a genuine pre-estimate of the cost of GE Capital funding such overdue moneys and is not a penalty.

PART III: GENERAL TERMS AND CONDITIONS

3.1  USER OF EQUIPMENT

     The Customer agrees that the Equipment shall be used in a proper and skillful manner by properly trained and competent persons in compliance with the manufacturer's requirements, recommendations and instruction manuals and with all laws, rules and regulations of the jurisdiction wherein the Equipment is located from time to time. The Customer shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment including but not limited to supplies, fittings and accessories.

3.2  CONTROL OF EQUIPMENT

     The Customer shall at all times retain possession and control of the Equipment and shall not, without the prior written consent of GE Capital sell, assign, pledge, sublease, mortgage, charge, let or hire, part with possession of or otherwise dispose of or deal with the Equipment or any part thereof, or remove any item of Equipment (excluding motor vehicles) from the Installation Site, and the Customer shall not agree, attempt, offer or purport to do any such things.

     If the Equipment is a motor vehicle the Customer shall not remove such vehicle from New Zealand.

3.3  REGISTRATION AND INSURANCE OF MOTOR VEHICLES OR PRESCRIBED GOODS

     (a) If the Equipment is a motor vehicle, the Customer shall have and keep at its own cost the same duly registered at all times as required by any relevant law in the name of the Customer as if it were the owner and have and keep the same insured against third party risk to the extent required by law by a policy insuring to the benefit of both parties hereto.

     (b) If the Equipment consists of goods to which a register of security interest or encumbrances applies the interests of GE Capital shall be registered in the appropriate register as owner of the Equipment.

     (c) If the Equipment consists of goods GE Capital's title to which may be defeated by a subsequent bona fide purchaser of the goods for value without notice of GE Capital's interest, the Customer shall ensure that the goods are sufficiently identified, marked and displayed so as to put third parties on notice of the ownership of GE Capital in the goods. GE Capital may it any time affix such identifying plates or marks on or to the goods and will at all reasonable times be given access to the goods for such purposes. The Customer shall indemnify GE Capital to the fall value of the Equipment should GE Capital's interest and title to the Equipment be lost through the Customer's breach of this provision.

3.4  MAINTENANCE AND REPAIRS

     (a) The Customer agrees that the Equipment shall be maintained in a proper and skillful manner by properly trained and competent person in compliance with the manufacturer's requirements, recommendations and instruction manuals and with all laws, rules and regulations of the jurisdiction wherein the Equipment is located from time to time. The Customer shall pay all costs, expenses, fees and charges incurred in connection with maintenance of the Equipment.

     (b) The Customer shall keep the Equipment in proper and secure premises and shall at all times, at its own expense, keep the Equipment in proper working order and in as good condition and repair as when delivered (reasonable wear and tear excepted) and shall, if the Equipment shall be or become in any way out of order or in need of repair, have the same repaired by skilled and competent persons.

     (c) The Customer shall permit GE Capital to enter upon the premises whereon the Equipment may or is supposed to be during the normal business hours of the Customer provided reasonable notice (except in an emergency where no notice shall be required) is first given to the Customer for the purpose of inspecting and testing the condition thereof or examining the state of repair thereof and GE Capital may serve upon the Customer a notice in writing of any defect for the repair or replacement of which the Customer may be responsible hereunder requiring the Customer within a reasonable time to repair or replace the same. The Customer shall at all times comply with the reasonable requirements of GE Capital as to the repair, renewal or replacement of the Equipment or otherwise. In the event of the Customer failing to carry out the requirements of GE Capital it shall be lawful but not obligatory for GE Capital to enter upon such premises with workmen and others and all necessary materials for the purposes of carrying out such requirements. The Customer shall reimburse GE Capital on demand for all costs reasonably incurred by GE Capital pursuant to this Clause.

     (d) The Customer shall notify GE Capital in writing immediately if any defect or fault occurs in the Equipment or if any repair becomes necessary for the satisfactory working of the Equipment.

3.5  TAXES, STAMP DUTY AND COSTS

     The Customer agrees to pay and indemnify GE Capital against any and all taxes, costs, fees, duties (including GST and stamp duty, if any, except where the payment of such stamp duty by the Customer is prohibited by law) or levies now or hereafter imposed or paid or payable by GE Capital or payable by the Customer in respect of this Agreement, any of the matters contained herein, the Equipment, any Supplement, Periodic Payments or the receipt by GE Capital of any moneys hereunder, together with any penalties or fines in respect of late payment or non-payment thereof and the Customer shall also pay all other costs, expenses and outgoings (including legal costs on a solicitor and client basis) incurred by GE Capital in relation to this Agreement or in the exercise or attempted exercise of any rights or powers conferred on GE Capital hereunder or by the general law.

3.6  RISK

     (a) The Customer shall bear all risk of loss of, damage to or destruction of the Equipment from the date of delivery to the Customer's premises until the Equipment is returned to GE Capital whether or not the Equipment is covered by insurance.

     (b) The Customer assumes all risks and liability for the Equipment and for the use, operation, maintenance, repair and storage thereof (including but not limited to loss of profits, loss of revenue, consequential damage, inconvenience or loss of use for any period of time) and for injuries to or deaths of persons and damage to property however arising from or incidental to such use, operation maintenance, repair or storage whether such injuries to or deaths of persons be of agents or employees of the Customer or of third parties or such damage to property be of the Customer or of third parties.

3.7  INSURANCE

     (a) The Customer shall at its own cost and in the name of GE Capital and the Customer for their respective rights and interests keep the Equipment insured for an amount not less than the full insurable value thereof with a reputable insurance company in New Zealand in such form and subject to such conditions and covering all such risks as GE Capital may from time to time require and, in the absence of any nomination, against loss or damage occasioned by fire, accident, theft, windstorm, malicious act, storm, tempest, explosion, rain, water, flood, earthquake and lightning. In addition the Customer shall at its own cost take out and maintain insurance against public risk liability and other risks which a reasonably prudent business person would insure against. The Customer shall deliver such insurances to GE Capital upon demand and shall duly and punctually pay all premiums necessary for effecting and keeping such insurances in force and shall furnish to GE Capital upon demand such certificates or other satisfactory evidence of the maintenance of the insurances required hereunder.

     (b) The Customer shall keep the Equipment insured from the date it is delivered to the Customer until the same is returned to GE Capital in accordance with this Agreement.

     (c) The Customer shall not do or permit or suffer any act, matter or thing whereby such insurances may be prejudicially affected or invalidated.

     (d) GE Capital shall be entitled to receive all moneys payable under the insurances referred to in Clause 3.7(a) hereof and all moneys which may be payable by any other person in respect of damage to or loss of the Equipment and the Customer hereby appoints GE Capital its attorney to recover and/or compromise in its and their names any claim for loss or damage under those insurances or otherwise and to give effectual releases and receipts for the same and hereby irrevocably authorises GE Capital to appropriate any insurance or other moneys received at its option towards repair and/or restoration of the Equipment or towards any moneys due or payable by the Customer hereunder or on any other account whatsoever.

     (e)  The Customer shall notify GE Capital in writing within twenty four
          (24) hours immediately following any loss or damage to the Equipment howsoever caused or after the occurrence of any event which could or might lead to a claim under any insurance affected in respect of the Equipment.

     (f) In the event of any total or substantial loss or destruction of any Equipment, GE Capital may by notice in writing to the Customer terminate this Agreement with respect to that Equipment and the Customer shall within seven (7) days of such notice of termination pay to GE Capital an amount equal to whichever is the greater of:

          (i) an amount equal to the amount specified as Liquidated Damages pursuant to Clause 3.16 as if such loss or destruction of that Equipment were a breach of an essential term of this Agreement; or

          (ii) the value of the Equipment immediately prior to such loss or destruction, such value being certified by a dealer or licenced valuer in similar or like goods to that Equipment as selected by GE Capital;

     PROVIDED THAT GE Capital shall give credit to the Customer for any insurance moneys or proceeds of salvage received by it if and when received but only to the extent of the aforesaid amount.

3.8  INDEMNITIES

     (a) The Customer hereby indemnifies GE Capital, its representatives and authorised sub-contractors and any assignee of GE Capital from and against any and all losses, damages injuries, claims, liabilities, demands and expenses, including reasonable legal fees and expenses and claims for loss of profits and/or economic damage, of any nature arising out of the installation servicing, maintenance, removal, use, repair, condition, storage or operation of the Equipment or any part thereof.

     (b) The Customer hereby indemnifies GE Capital, its representatives and authorised sub-contractors and any assignee of GE Capital from and against all losses, damages, claims, penalties, liabilities and expenses of any nature caused by, to, or in respect of the Equipment including (without limitation):

          (i) loss by seizure under distress for rent, execution or other legal process;

          (ii) loss, destruction or damage to the Equipment by fire, accident or any other cause whatsoever, and

         (iii) any claims arising out of the use, operation or keeping of the Equipment

     (c) The indemnities referred to herein shall continue in full force and effect notwithstanding the termination of this

          Agreement or any Supplement with respect to any Equipment.

3.9  OWNERSHIP

     The Equipment is, and shall at all times be and remain, the property of GE Capital or a related company of GE Capital. The Customer shall have no right, title and interest therein or thereto except as expressly set forth herein.

3.10 AFFIXATION TO REALTY

     Except to the extent necessary to enable the proper use of the Equipment, the Customer shall not cause or permit the Equipment to be affixed to any real property or improvements thereon and it is expressly agreed that the Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be or hereafter become, in any manner, affixed or attached to real property or any improvements thereon and it shall not thereby become or be deemed to become a fixture but shall be removable by GE Capital in accordance with this Agreement notwithstanding such affixation.

3.11 ACKNOWLEDGEMENT OF GE CAPITAL'S INTEREST

     The Customer shall not install, use or place the Equipment or cause or suffer it to be installed, used or placed, upon any premises held or occupied by it as lessee, under-lessee or licensee or which are the subject of any mortgage or charge unless the Customer shall first deliver to GE Capital an acknowledgement in writing signed by the owner of the premises and/or the mortgagee or chargee, as the case may be, that the Equipment is and shall remain the property of GE Capital and shall not be or become landlord's fixtures or a part of the land or subject to any such mortgage or charge notwithstanding that the Equipment may be affixed to the land in any manner whatsoever and that GE Capital may at any time enter on the premises and detach and remove such of the Equipment as shall be on the premises.

3.12 LIENS OVER EQUIPMENT

     The Customer shall not suffer any encumbrance, charge or lien of any kind to arise or remain on the Equipment arising or resulting from any act of the Customer except:

     (a) a repairees lien in which event the Customer shall take the necessary steps to have it removed or satisfied forthwith provided however that if GE Capital so determines it may remove or satisfy the lien at its cost and the Customer shall indemnify GE Capital therefore; and

     (b) such lien or charge as may apply to the Equipment in favour of the Crown in respect of unpaid rates, taxes or duties of any kind whatsoever in which event the Customer shall forthwith pay the same so that the Equipment will be free of any lien or charge.

3.13 ASSIGNMENT AND SUB-CONTRACTORS

     The Customer shall not, without the prior written consent of GE Capital, assign this Agreement or any of its rights hereunder. GE Capital may assign this Agreement or any of its rights hereunder and may sell, assign, pledge, mortgage, charge or otherwise dispose of or deal with the Equipment or any part thereof or its interest therein or any part thereof GE Capital may, in its absolute discretion, sub-contract any of its obligations under this Agreement.

3.14 DEFAULT

     In the event that:
     -----------------

     (i) the Customer defaults in the payment of any Periodic Payment or other sum payable hereunder; or

    (ii) the Customer defaults in the observance or performance of any of the terms of clause 3.1, 3.7 or 3.18; or

   (iii) the Customer defaults in the observance or performance of any other term or condition herein and such default is not remedied within 30 days after notice thereof to the Customer by GE Capital; or

    (iv) an order is made, a petition or summons is filed or a resolution is passed for the winding up of the Customer other than for the purposes of reconstruction or amalgamation; or

     (v) the Customer ceases or threatens to cease to carry on its business or to dispose of the whole or a substantial part of its undertaking or the Customer is unable to pay its debts; or

    (vi) a receiver and/or manager or official manager or provisional liquidator is appointed, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of the Customer, or proceedings are taken against the Customer and no defense is entered; or

   (vii) any distress, execution, sequestration or other process is levied against the property of the Customer and the amount of the judgment is not paid out or discharged within seven days; or

  (viii) the Customer convenes a meeting or enters or proposes to enter into any arrangement or composition with its creditors; or

    (ix)  the Customer becomes insolvent or commits any act of bankruptcy,

     (x) without the prior written consent of GE Capital, effective control of the Customer is altered to any material extent from that subsisting at the date of this agreement For the purposes of this clause "effective control of the Customer means:-

          (a) control of the composition of the Board of Directors of the Customer; or

          (b)  control of more than half of the voting power of the Customer; or

          (c) control of more than half of the issued capital of the Customer excluding any part of it which carries no right to participate beyond a specified amount in the distribution of either profit or capital.

     (xi) where the Customer is a partnership, there is, without the prior written consent of GE Capital any change in the composition of the partnership except where such change arises as a result of death or disability of a partner;

     THEN in any such event GE Capital, without prejudice to any other right or remedy of GE Capital herein contained or implied or at general law:

     (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Customer of the applicable covenants and terms of this Agreement or to recover damages for the breach thereof, and/or

     (b) by notice in writing to the Customer, terminate this Agreement with respect to all or any part of the Equipment leased hereunder, whereupon all the interest of the Customer in such Equipment (hereinafter referred to as "Relevant Equipment") shall cease (but the Customer shall remain liable as hereinafter provided) and in such event the Customer shall forthwith return the Relevant Equipment to GE Capital at such place nominated by GE

          Capital and in default thereof GE Capital may at any time retake possession of the Relevant Equipment and the Customer hereby authorises GE Capital to enter upon any premises where the Relevant Equipment may be located and take possession of the same and the Customer hereby waives and releases GE Capital from any liability for any damage occasioned by the repossession of the same.

3.15 RIGHTS OF TERMINATION

     Without prejudice to any other rights and remedies of GE Capital hereunder or at general law, in the event of the termination of this Agreement pursuant to Clause 3.14(b), GE Capital may:

     (i) retain all Periodic Payments and other monies heretofore paid by the Customer; and

     (ii) re-lease all or any part of the Relevant Equipment for such consideration and upon such terms as GE Capital thinks fit, or, at its absolute discretion, sell all or any part of that Equipment at public or private sale upon such terms as GE Capital thinks fit.

3.16 LIQUIDATED DAMAGES

     Where GE Capital terminates this Agreement with respect to any Equipment under Clause 3.14(b) or by virtue of its rights and remedies at general law, then, in addition to and without prejudice to any other rights or remedies of GE Capital herein contained or implied or at general law, the Customer shall pay to GE Capital forthwith upon such termination as and by way of Liquidated Damages an amount equal to the aggregate of:

     (a) all Periodic Payments and other monies due and payable but unpaid under any of the terms hereof and payable with respect to the Relevant Equipment as at the date of termination; and

     (b) the total unpaid Periodic Payments which would have been payable over the balance of the Payment Period (as specified in the Supplement applicable to the Relevant Equipment) had this Agreement not been terminated with respect to the Relevant Equipment brought to a present value as at the date of termination by applying the Discount Rate to each such Periodic Payment over the period by which the date for payment thereof is by virtue of this Clause brought forward, together with an amount equal to any stamp duty payable in respect of such rebated total; and

     (c) the costs and expenses, if any, incurred by GE Capital in repossessing the Relevant Equipment and in entering upon and removing that Equipment from the premises whereon they or any part of them are and in making good any injury caused to the said premises or to the property of any person by such entry and of repairs reasonably necessary to bring the Relevant Equipment to a saleable condition and in storing, registering and insuring the Relevant Equipment; and

     (d) the Residual Value of the Relevant Equipment as stated in the Relevant Supplement brought to a present value as at the date of termination by applying the Discount Rate to the amount of the Residual Value over the period by which the date for payment thereof is by virtue of this clause brought forward, together with an amount of any stamp duty payable in respect thereof;

     LESS an amount equal to:

     (i) where the Equipment has come into the possession of GE Capital and has been sold by GE Capital, the gross proceeds of sale actually received by GE Capital less GST (if applicable) and all costs and expenses of and incidental to such sale; or

     (ii) where the Equipment has come into the possession of GE Capital and has been re-leased by GE Capital, the gross payments (brought forward as stated below), to be received on any re-lease which will fall due for payment in the period (the "relevant period") between the date of termination of this Agreement and the date on which the Relevant Supplement would have expired had it not been terminated, less all GST, and costs and expenses of and incidental to such re-lease, as the case may be. In this clause the gross payments to be received shall be brought to a present value as at the date of termination by applying the Discount Rate to each such payment over the relevant period.

3.17 OTHER TERMINATION PROVISIONS

     (a) GE Capital may ship the Relevant Equipment to any location it desires in order to effect a re-lease or sale.

     (b) In addition to the foregoing, GE Capital shall be entitled to recover from the Customer any and all damages which GE Capital shall sustain by reason of any breach by the Customer of any of the covenants and terms of this Agreement, together with a reasonable sum for legal fees

          (including fees on a solicitor and client basis) and such expenses as shall be expended or incurred in the seizure, lease or sale of the Equipment.

     (c) Without limiting clause (b) above the Customer agrees to pay or reimburse GE Capital on demand for the costs, charges and expenses of GE Capital in connection with the contemplated or actual enforcement, or preservation of any rights under this Agreement (including, without limitation, any legal fees on a full indemnity basis or solicitor and own client basis, whichever is the higher).

     (d) The Customer hereby authorises GE Capital to enter any premises occupied by the Customer during ordinary business hours for the purpose of exercising its rights under Clauses 3.15, 3.16 and 3.17.

     (e) The rights and remedies herein provided in favour of GE Capital in the event of default shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies available to GE Capital at law, in equity or in bankruptcy.

     (f) GE Capital may from time to time, and on such conditions as it thinks fit, waive its rights arising under Clauses 3.14, 3.15, 3.16 and 3.17 or otherwise, but no such waiver shall affect its rights under those Clauses or otherwise in respect of any further continuing or recurring default, breach or event and the taking of possession of the Relevant Equipment by GE Capital shall not constitute a waiver of any claim of GE Capital for Liquidated Damages.

     (g) The amount to be deducted under Clause 3.16(i) or (ii) shall not exceed the total of the amount referred to in Clause 3.16(a)-(d) inclusive.

     (h) If the Relevant Equipment is not returned to or recovered by GE Capital within fourteen (14) days of the date upon which GE Capital is entitled to repossess the Relevant Equipment, no credit shall be given under Clause 3.16 until that Equipment comes into the actual possession of GE Capital provided that GE Capital shall be under no obligation to take steps to recover possession of that Equipment.

     (i) The Customer acknowledges that the amount referred to in Clause 3.16 as Liquidated Damages has been assessed as a reasonable pre-estimate for loss of profit and other costs and losses incurred by GE Capital as a result of an early termination of this Agreement with respect to the

          Relevant Equipment and the establishment costs associated with this Agreement.

     (j) Notwithstanding any termination of this Agreement (for breach of an essential term or otherwise) or the repudiation of this Agreement by the Customer and the acceptance thereof by GE Capital, the provisions of Clauses 3.14, 3.15, 3.16 and 3.17 shall continue as remedies available to be exercised by GE Capital. This Clause shall not limit the generality of any other Clause which would otherwise survive the termination of this Agreement.

3.18 SURRENDER

     (a) Upon the Expiry Date in respect of any Equipment, the Customer shall at its own cost deliver that Equipment to a place designated in writing by GE Capital and surrender possession of that Equipment to GE Capital. GE Capital shall designate the place at which the Equipment is to be delivered a reasonable time prior to the Expiry Date.

     (b) Upon the receipt of the Equipment by GE Capital following the Expiry Date applicable to that Equipment or upon receipt by GE Capital of any Equipment (except in the case of termination pursuant to Clause 3.14(b) hereof) upon the prior termination for any reason (including voluntary return of that Equipment with the consent of GE Capital) of the Customer's right to possession of that Equipment, GE Capital shall either:

          (i) dispose of that Equipment either in whole or in part at public auction or by private auction or treaty or by all or any of such modes of sale and subject to any condition which in the interests of such disposal GE Capital may think fit;

          (ii) obtain a valuation of the Equipment as described in Clause
               3.18(d).

     (c) If the net proceeds of such a disposal (after allowing for all costs and expenses relating to the receipt by GE Capital of the Equipment and its disposal, including storage and after deducting any GST) is less than the Residual Value for that Equipment (as stated in the Relevant Supplement) or an amount determined in accordance with Clause 3.16, whichever is the greater," the Customer shall forthwith upon demand by GE Capital pay to GE Capital by way of capital indemnity the amount of any such deficiency (which monies are in addition to any other moneys or damages payable to GE Capital by the Customer).

     (d) If GE Capital is unable to effect a disposal of the Equipment at what it considers to be a reasonable price within two (2) months of the date of the same being received into the possession of GE Capital, GE Capital shall obtain a valuation of the Equipment by an independent valuer selected by GE Capital and the provisions of Clause 3.18(c) shall apply as if the Equipment had been sold at the date of the valuation for a cash price equal to the amount of the valuation less the expenses incidental to the receipt valuation and storage in the meantime. Such a valuation may be made at any time. If it is not possible to value the Equipment, the valuer may value goods of a similar description and such value shall be taken as the value of the Equipment.

     (e) Nothing herein or in any Supplement shall be construed as giving the customer any right or option to purchase the Equipment for the Residual Value or the current market value or any other value whatsoever.

3.19 LIMITATION OF WARRANTIES & LIABILITY

     (a) The Customer acknowledges that in deciding to take a lease of the Equipment and in entering into this Agreement and any Supplement the Customer has not relied in any way on GE Capital's skill or judgement and that the Customer has satisfied himself as to the condition and suitability of Equipment and its fitness for the Customer's purposes. The Customer acknowledges that the Customer prior to the execution hereof examined the Equipment and satisfied himself as to compliance with the description herein as well as its condition, suitability and fitness.

     (b) To the extent permitted by law, all warranties, representations, promises, conditions or statements regarding any Equipment or services to be supplied or performed hereunder, either express or implied, including, without limiting the generality of the foregoing, warranties, representations, promises, conditions or statements as to the suitability or fitness of any Equipment or services for any particular application, other than those expressly referred to herein, are hereby expressly excluded.

     (c) To the extent permitted by law, GE Capital shall under no circumstances be liable in any way whatsoever to the Customer nor shall the Customer have any remedy, in respect of any claim (whether contractual, tortious, statutory or otherwise) for any form of damages, losses, costs, injury or harm sustained or incurred by the Customer in consequence of or resulting directly or indirectly out of the supply, performance or use of any Equipment or any other goods or services supplied hereunder or by any third party or out of any breach, default, fault or negligence of GE Capital in or in connection with this Agreement or otherwise.

     (d) Without limiting the generality of Clause 3.19(c) hereof, but subject to Clause 3.19(a) hereof, the Customer agrees that GE Capital shall not be liable in respect of any claim of the Customer (whether contractual, tortious, statutory, or otherwise) for any special, incidental, indirect, or consequential damages or for any loss of profits, revenue or data even if GE Capital should have been advised of the possibility of such potential loss or damage. The Customer is solely responsible for the protection and backup of all data and software used in conjunction with the Equipment.

     (e) The terms and conditions in this Agreement that exclude or limit GE Capital's liability shall apply only to the extent permitted by law. If there are provisions contained in any statutes in force in New Zealand from time to time which impose obligations upon GE Capital which cannot be excluded, restricted or modified or cannot be excluded, restricted or modified except to a limited extent, then this Agreement shall be read and construed subject to any such statutory provisions. If any such statutory provisions apply, then to the extent to which GE Capital is entitled to do so, its liability under those statutory provisions shall be limited at its option to:

          (i)  in the case of the supply of goods:

               (1) the replacement of the goods or the supply of equivalent goods; or

               (2) the payment of the cost of replacing the goods or of acquiring equivalent goods; or

               (3)  the payment of the cost of having the goods repaired; or

               (4)  the repair of the goods; or

               (5) the refunding to the Customer of the price or fees paid in respect of the goods giving rise to the liability; and

          (ii) in the case of services:

               (1)  the supplying of the services again;

               (2) the payment of the cost of having the services performed again; or

               (3) the refunding to the Customer of any sums paid in respect of such services.

3.20 DELAYS

     GE Capital shall make every effort to perform its obligations to the Customer on time, but shall not be liable for the consequences of any delays in performance caused by any event beyond its reasonable control, including acts of God, war, fire, flood, strike or labour disputes, riot or civil commotion, sabotage or any act or omission of the Customer or of a third party.

3.21 LEGAL NOTICE

     Unless otherwise provided in this Agreement, any notice required or permitted to be given hereunder to the parties hereto will be deemed to have been duly given if in writing and delivered in person or sent by telegram or telex or mailed by first-class, registered or certified mail, postage prepaid and addressed to the Customer, or GE Capital, as the case may be, at its address set forth herein.

3.22 CERTIFICATE

     A statement in writing signed by an Officer of GE Capital of an amount due or owing hereunder as at the date mentioned in such statement and/or as to any other matter or thing concerning or touching the subject matter of this Agreement (including the Discount Rate) shall, in the absence of manifest error, be conclusive evidence that such amount is due or owing hereunder and/or of all such matters or things as are therein set forth.

3.23 WAIVER

     (a) No time, indulgence or waiver of its rights under this Agreement granted or purported to be granted by GE Capital shall prejudice or effect GE Capital's interest or rights hereunder or constitute a waiver or release of any breach hereof by the Customer unless made expressly by notice in writing from GE Capital to the Customer and then only in respect of the specific breach referred to.

     (b) Any failure by GE Capital to insist upon strict performance of any of the terms and conditions of this Agreement or any delay by GE Capital in exercising any of its rights and remedies shall not constitute a waiver or variation of such terms and conditions or a waiver of any default or the remedy therefore.

3.24 SEVERABILITY

     If any of the provisions of this Agreement are or shall become unenforceable, void, voidable or illegal then any such term or provision shall be of no force or effect whatsoever and shall be severed and be deemed to have formed no part hereof ab initio and the other provisions of this Agreement shall continue in full force and effect.

3.25 BLANK SPACES

     The Customer herein irrevocably authorises GE Capital to complete any blank spaces appearing in this Agreement or in any Supplement.

3.26 ALTERATIONS

     Subject to the obligations of the Customer under Clause 3.4, the Customer shall not make or permit to be made any alterations to the Equipment or affix or install or permit to be affixed or installed any accessories, equipment or device thereon or thereto without the prior written consent of GE Capital and all parts, accessories, equipment or devices which are affixed to or installed upon or in the Equipment shall be deemed to be part of the whole and be the property of GE Capital and subject to all the terms and conditions of this Agreement.

3.27 THE RIGHTS OF GE CAPITAL

     If the Customer fails to carry out any of the provisions of this Agreement, GE Capital may without prejudice to any of its other rights or remedies do all things and pay all money necessary to make good such default to the satisfaction of GE Capital and any monies so paid shall be reimbursed to GE Capital upon demand. The Customer acknowledges that GE Capital is at liberty to pay any broker or dealer or any other person who may have introduced the Customer to GE Capital or whom otherwise may have been concerned in arranging this Agreement a commission or otherwise confer a benefit upon such person in respect of any such referral or arrangements.

3.28 RECURRING WARRANTY AS TO BUSINESS PURPOSE

     The Customer shall, each and every time it signs a Supplement, be deemed to represent and warrant to GE Capital that the Equipment specified in that Supplement to be leased hereunder is to be used (or are reasonably expected to be used) by the Customer for the purposes of the business carried on by it (or by it and another person or persons) and that the greater part ((S)f the amounts payable in relation to that Equipment is or will be (or is reasonably expected to be) a loss or outgoing necessarily incurred in carrying on the business.

3.29 MISCELLANEOUS

     (a) The Customer acknowledges that it has read this Agreement (including the terms and conditions set out on each page hereof), understands it and agrees to be bound by it and further agrees that it is the complete and exclusive statement of the Agreement between the parties which supercedes all proposals, oral or written, and all other representations, communications and prior agreements between the parties relating to the subject matter of this Agreement.

     (b) GE Capital may, upon 30 days' prior written notice, modify the terms and conditions of this Agreement provided that such modifications shall only be applicable to Supplements accepted by GE Capital following the 30 day period but otherwise, except for the foregoing, the terms of this Agreement may not be amended, modified or rescinded except by a written instrument signed by all parties; provided that any such instrument shall only be binding upon GE Capital when signed, on its behalf by an Officer of GE Capital.

     (c) The terms and conditions contained in this Agreement shall prevail notwithstanding any variance with the terms and conditions of any order or other documentation submitted by the Customer.

     (d) This Agreement shall be construed in accordance with and be governed by the laws in force in New Zealand and the parties hereby submit to the non-exclusive jurisdiction of the New Zealand Courts.

     (e) Subject to the Customer's observing and performing all its covenants and obligations hereunder, GE Capital shall ensure that Customer's quiet possession of the Equipment leased hereunder is not disturbed by GE Capital or any person claiming through or under GE Capital.

     (f) Clause headings are for ease of reference only and shall not affect the construction of this Agreement.

     (g) When two or more parties are named in the Schedule to this Agreement as the Customer, all covenants, agreements, conditions and obligations contained herein shall bind those parties and any two or greater number of them jointly and each of them severally.

     (h) Any gender shall include every other gender and the singular shall include the plural and vice versa.

3.30 AUTHORISED OFFICERS

     The undersigned persons are authorised to sign Supplements, Certificates of Acceptance and other notices or consents under this Agreement on behalf of the Customer.

     NAME                POSITION        SPECIMEN SIGNATURE

     K. J. Harman        Director        /s/ K. J. Harman
                                         -------------------------

     /s/                                 /s/
     ------------------- ____________    -------------------------

Executed as an agreement.

THE COMMON SEAL of                       )
Total Energy Systems (N.Z.) Limited      )
was fixed by authority of the            )
Board of Directors on the ___ day of     )
__________ 1995 in the presence of:      )

                                         /s/  K. J. Harman
_______________________________          ---------------------------------------
Director/Secretary                       Director

ACCEPTED for and behalf of GE Capital (NZ) Limited by its duly authorised Officer on the ___ day of ____________ 1995.


                                        ________________________________________
                                        Authorised Officer


                                   SCHEDULE
NAME OF THE CUSTOMER: TOTAL ENERGY SYSTEMS (N.Z.) LIMITED

ADDRESS OR REGISTERED OFFICE: C/- ERNST & YOUNG
                              HEALTH BOARD HOUSE, 229 MORAY PLACE
                              DUNEDIN, NEW ZEALAND

                                   GUARANTEE

THIS GUARANTEE is made on the date set out in Item 1 of the Schedule

BETWEEN

(1) GE CAPITAL (NZ) LIMITED a company incorporated in New Zealand and having its registered office at Level 2, 11 Akepiro Street, Mt Eden, Auckland

(2) THE PARTY OR PARTIES named and described in Item 2 of the Schedule (individually and collectively called "the Guarantor"), of the other part.

WHEREAS:

GE Capital has, at the request of the Guarantor (which request is testified by the execution hereof by the Guarantor), agreed to enter into with the party or parties named and described in Item 3 of the Schedule (individually and collectively called the "Customer") the Master Finance Lease, Master Operating Lease and/or Master Lease Agreement referred to in Item 4 of the Schedule (the "Agreement") in consideration of the Guarantor entering into this Guarantee.

NOW THIS GUARANTEE WITNESSES as follows:

1.   In this Guarantee:

     (a) "Agreement" means the Agreement as it may be amended, varied, consolidated or replaced from time to time;

     (b) references to the Guarantor and the Customer shall include their respective executors and administrators and, in the case of a company, their respective successors;

     (c)  references to GE Capital shall include its successors and assigns;

     (d) references to winding up or bankruptcy shall include, in the case of a natural person, bankruptcy, assignment of the person's estate for the benefit of his creditors or making a deed of arrangement or a composition in satisfaction of his debts and, in the case of a company, winding up, liquidation, dissolution and placing of the company under official management or receivership and/or management; and

     (e) words importing the singular number or plural number shall include the plural number and the singular number respectively, words importing any gender shall include every gender and the word "person" shall include a company and an association of persons.

2.   The Guarantor hereby unconditionally guarantees to GE Capital:

     (a) the due and punctual payment by the Customer of all moneys now or hereafter to become owing or payable (whether presently or in the future or contingently or actually) to GE Capital under the Agreement; and

     (b) the due and punctual observance and performance by the Customer of all its other liabilities and obligations (whether present or future or contingent or actual) to GE Capital under the Agreement;

     to the intent that should the Customer default in the payment of any such moneys or in the observance or performance of any such liabilities or obligations, the Guarantor shall pay such moneys to GE Capital immediately on demand and indemnify GE Capital against all losses and costs which may be incurred by GE Capital by reason of any such default (all of which moneys, liabilities and obligations specified in this Clause 2 are hereinafter referred to as the Customer's Obligations").

3. This Guarantee is a continuing guarantee and shall be irrevocable and remain in effect until the whole of the Customer's Obligations have been paid or satisfied.

4. Where two or more persons are guarantors hereunder, the obligations on the part of the Guarantor hereunder shall bind those persons and every two or greater number of them jointly and each of them severally and GE Capital may at any time proceed against either or both or any or all of those persons.

5. The Guarantor's Obligations hereunder shall be principal obligations and GE Capital shall be entitled to demand payment hereunder from the Guarantor without being required to first proceed against the Customer or enforce any security it may hold with respect to the Customer's Obligations.

6.   The Guarantor's obligations hereunder shall not be effected or prejudiced by:

     (a) any release or variation of the Agreement or the replacement of the Agreement with any new Agreement or instrument; or

     (b) any time, credit or other indulgence given or agreed to be given by GE Capital to the Customer in respect of its obligations under the Agreement; or

     (c) any other guarantee or security which GE Capital may now or hereafter hold in respect of the Customer's Obligations or any release or variation thereof or by reason of any other person becoming or not becoming a Guarantor of the Customer's Obligations; or

     (d) the death, mental incapacity, winding up or bankruptcy of the Customer or any Guarantor; or

     (e) any other act, matter or omission which, but for its provision, might or would operate to discharge, effect or otherwise prejudice the Guarantor's liability hereunder.

7. The Guarantor shall not claim the benefit of any security now or hereafter held by GE Capital for the Customer's Obligations until the whole of the Customer's Obligations have been paid or satisfied.

8. Upon the winding up or bankruptcy of the Customer, until GE Capital has received 100 cents in the dollar in respect of the Customer's Obligations:

     (a) the Guarantor shall not, without the prior written consent of GE Capital, lodge any proof of debt in respect of any debt or liability owed by the Customer to the Guarantor on any account whatsoever or enforce any security held by the Guarantor from the Customer but shall hold in trust for GE Capital any such debt, rights of proof and security;

     (b) if requested by GE Capital, the Guarantor shall lodge a proof of debt in respect of any such debt and enforce any such security and execute and do all such documents and things as GE Capital may require to enable GE Capital to receive the benefit of or arising from any such proof or security; and

     (c) the Guarantor hereby irrevocably appoints GE Capital its attorney to execute and deliver and do such documents and things which GE Capital may think desirable for giving effect to this Clause.

9. GE Capital may release or otherwise deal with any security now or hereafter held by GE Capital for any of the Customer's Obligations and/or the Guarantor's obligations hereunder without releasing or prejudicing the liability of the Guarantor under this Guarantee and the Guarantor shall not hold GE Capital responsible for any loss or damage howsoever suffered by the Guarantor as a result of any such release or dealing.

10. This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any moneys payable under the Agreement or under this Guarantee are avoided or must be repaid or restored, either in whole or in part, by GE Capital to the Customer or to the Guarantor (or any official manager, trustee in bankruptcy or liquidator) by reason of preference or for any other reason whatsoever and the liability of the Guarantor hereunder shall extend to all such moneys and such payment shall be deemed not to have discharged the Customer's Obligations or the Guarantor's Obligations hereunder and GE Capital shall have the same rights against the Guarantor as if that payment had not been made.

11. The Guarantor agrees that a certificate signed by or on behalf of GE Capital stating that the amount or the amounts due to GE Capital by the Customer and/or the Guarantor hereunder on any account whatsoever shall, in the absence of manifest error, be conclusive evidence of the facts stated therein.

12. Any notice required or permitted to be given hereunder to the parties hereto shall be deemed to have been given if in writing and delivered in person or sent by telegram or telex or mailed by first-class, registered or certified mail, postage pre-paid and addressed to the Guarantor or GE Capital, as the case may be, at their respective addresses set forth herein.

13. No failure or delay of GE Capital to exercise any of its rights hereunder, or to insist on strict compliance by the Guarantor of any of its obligations hereunder, shall constitute a waiver or variation of the rights of GE Capital to demand exact compliance with the terms hereof.

14. The Guarantor hereby waives in favour of GE Capital all rights as surety so far as necessary to give effect to anything contained in this Guarantee.

15. GE Capital may at any time during the currency of this Guarantee assign the benefit of this Guarantee and its rights hereunder. The Guarantor shall not assign or novate its rights or obligations hereunder without the prior written consent of GE Capital.

16. This Guarantee shall be construed in accordance with and be governed by the laws in force in New Zealand and the Guarantor hereby submits to the non-exclusive jurisdiction of the New Zealand Courts.

Executed as a deed:

THE COMMON SEAL of                       )
Total Energy Systems Limited             )
(A.C.N. 010 876 150)                     )
was fixed by authority of the            )
Board of Directors on the ___ day of     )
__________ 1995 in the presence of:      )


                                             /s/ K. J. Harman
_____________________________                ----------------------------
Secretary                                    Director


SIGNED by the said            )
                              )
in the presence of:           )
                              )              ____________________________
_____________________________ )              Signature of
Signature of Witness

_____________________________
Name of Witness

_____________________________
Address


                                   SCHEDULE

ITEM 1    Date of Guarantee:

ITEM 2    Name of Guarantor:        Total Energy Systems Limited
                                    (A.C.N. 010 876 150)
          Address or Registered     3rd Floor, 172 Edward Street
          Office of Guarantor:      BRISBANE, QUEENSLAND
                                    AUSTRALIA  4000

ITEM 3    Name of Customer          Total Energy Systems (N.Z.)
Limited
          Address or Registered     C/- Ernst & Young
          Office of Customer:       Health Board House
                                    229 Moray Place
                                    DUNEDIN, NEW ZEALAND

ITEM 4 Master Lease Agreement between the above-named. Customer and GE Capital dated the ___ day of _________ 1995.

                            GE Capital (NZ) Limited

                              S u p p l e m e n t
                              -------------------

________________________________________________________________________________

                                    NZ0824S1       PREPARED 05/10/1995

This Supplement shall be read in conjunction with and subject to the Master Lease Agreement

Number: NZ0824           DATED 1995

________________________________________________________________________________

Customer       Total Energy Systems (N.Z.) Limited
Name:          C/- Ernst & Young
Address:       Health Board House, 229 Moray Place
               DUNEDIN, NEW ZEALAND

________________________________________________________________________________

                             EQUIPMENT DESCRIPTION

________________________________________________________________________________

          Location: 30 Gordon Road
                    PALMERSTON, OTAGO
                    NEW ZEALAND


Invoice #2073  Cooke Howlison Toyota
-------------  ---------------------
               One (1) only, 1988 Toyota Hilux Dual Cab 4WD,
               Diesel, including: Tonnean Cover.
               Chassis No:         LN65-0057644
               -----------         ------------
               Engine No:          2L-1442959
               ----------          ----------
               Colour:             White
               -------             -----
               Rego No:            N08350
               --------            ------

Invoice #2074  Cooke Howlison Toyota
-------------  ---------------------

               One (1) only, 1994 Toyota 4 Runner DLX, Diesel,
               including: Turbo Kit, Chains & Ski Rack.
               Chassis No:         JT711LN0208003687
               -----------         -----------------
               Engine No:          3L-3596922
               ----------          ----------
               Colour:             GREY
               -------             ----
               Rego No:            TN3080
               --------            ------

 .    PERIOD OF LEASE AGREEMENT THIRTY SIX (36) MONTHS

 .    LEASE INSTALMENTS:

     36 periodic payments of $2,033.00 [including GST of $220.73] payable
     --                      ---------                   -------
     monthly in advance.

 .    RESIDUAL VALUE:

     It is agreed that the total periodic payments are based on an appraisal value of $12,714.00 at the termination of the lease.
              ----------

 .    INSTALLATION SITE:

     The equipment listed on the supplement will be located/installed at: 30 GORDON ROAD, PALMERSTON, OTAGO, NEW ZEALAND.


Duly executed for and on behalf of: TOTAL ENERGY SYSTEMS (N.Z.) LIMITED
                                    --------------------------------------------

By its duly authorised officer:  /s/ K. J. Harman
                                 -----------------------------------------------
Please print name:  K. J. Harman  Title: Director
                    ------------         ---------------------------------------

                                                   Date: 10/10/95
                                                         ---------

ACCEPTED for and on behalf of GE Capital (NZ) Limited by its duly authorised Officer on the ___ day of ____________ 1995


                                    ____________________________________________
                                    Authorised Officer

GE Capital (NZ) Limited a company incorporated in New Zealand and having its registered office GE Technical Services, Level 2, 11 Akepiro Street, Mt Eden, Auckland, New Zealand.

                            GE CAPITAL (NZ) LIMITED

                           CERTIFICATE OF ACCEPTANCE

________________________________________________________________________________

I/We refer to Master Lease Agreement No: NZ0824 dated _______,
                                         ------
between us, and to Supplement NZ0824S1 prepared and dated 05/10/95.
                              --------

________________________________________________________________________________

I/We hereby confirm and certify to you that:

(i) I/We have received the equipment and acknowledge that it is the equipment described in the supplement.

(ii) The equipment is complete and so far as I/We can practically ascertain the equipment is in good working order.

(iii) All safety regulations in relation to the equipment have been complied with.

(iv) The payment dates for the equipment are the day of every Month/Quarter/Half Year/Year, commencing ___________ 1995,

Duly executed for
and on behalf of:   Total Energy Systems (N.Z.) Limited
                    ------------------------------------------------
                    C/- Ernst & Young
                    ------------------------------------------------
                    Health Board House, 229 Moray Place
                    ------------------------------------------------
                    DUNEDIN, NEW ZEALAND
                    ------------------------------------------------

By its duly
authorised officer:/s/ K. J. Harman                  Date:  10/10/95
                   ----------------------------             --------

Please print name: K. J. Harman
                   -------------------------

Title: Director
       ------------------